Exhibit 99.1

Crinetics Pharmaceuticals Reports Second Quarter 2018

Financial Results and Provides Corporate Update

SAN DIEGO – August 30, 2018 – Crinetics Pharmaceuticals, Inc. (Nasdaq: CRNX), a clinical stage pharmaceutical company focused on the discovery, development and commercialization of novel therapeutics for rare endocrine diseases and endocrine-related tumors, today reported financial results for the quarter ended June 30, 2018 and provided an update on its corporate activities and product pipeline.

“Crinetics has made major progress in 2018 with the company’s initial public offering, which raised net proceeds of $106.4 million,” said Scott Struthers, Ph.D., Founder and Chief Executive Officer of Crinetics. “With our balance sheet substantially strengthened, we will focus on growing our operations and preparing for the initiation of our planned Phase 2 clinical trials for CRN00808 in acromegaly in early 2019, as well as developing our other pipeline programs.”

Second Quarter 2018 and Subsequent Highlights

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Completed initial public offering. In July 2018, Crinetics closed its initial public offering of 6,900,000 shares of common stock at a public offering price of $17.00 per share. Crinetics received approximately $106.4 million in net proceeds, after deducting underwriting discounts, commissions, and estimated offering expenses.

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Awarded up to $3.2 million in SBIR grants for congenital hyperinsulinism and acromegaly. In June 2018, Crinetics was awarded up to approximately $3.2 million in Small Business Innovation Research (SBIR) grants from the National Institute of Diabetes and Digestive and Kidney Diseases of the National Institutes of Health (NIH) to fund the continued research and development of its nonpeptide, oral somatostatin agonists for congenital hyperinsulinemias (CHI) and acromegaly. Crinetics will be eligible to receive funding for up to approximately $1.9 million for CHI and $1.3 million for acromegaly.

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Appointed Alan S. Krasner, M.D. as Chief Medical Officer. In June 2018, Crinetics appointed Alan S. Krasner, M.D. as Chief Medical Officer. Dr. Krasner joined Crinetics from Shire Pharmaceuticals where he was a Senior Medical Director and served as Global Development Lead for Natpara®, the first recombinant human intact parathyroid hormone treatment for hypoparathyroidism. Prior to Shire, he worked at Biodel and Pfizer conducting clinical research at various stages of product development in diabetes and obesity.

Second Quarter 2018 Financial Results

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Research and development expenses were $5.2 million and $9.9 million for the three and six months ended June 30, 2018, respectively, compared to $2.1 million and $4.1 million for the same periods in 2017. The increases were primarily attributable to increased manufacturing and development activities associated with clinical and preclinical programs and increased personnel-related costs due to the hiring of additional development personnel.

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General and administrative expenses were $1.1 million and $2.4 million for the three and six months ended June 30, 2018, compared to $0.4 million and $1.0 million for the same periods in 2017. The increases were primarily due to increased spending on pre-commercialization activities and legal costs, as well as higher personnel-related costs to support the growth of operating activities.

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Net loss for the three months ended June 30, 2018 was $5.6 million, compared to a net loss of $1.6 million for the three months ended June 30, 2017. For the six months ended June 30, 2018, the company’s net loss was $11.0 million compared to a net loss of $4.3 million for the six months ended June 30, 2017.

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Cash, cash equivalents and short-term investments totaled $68.4 million as of June 30, 2018, which does not include the $106.4 million in net proceeds from the initial public offering in July 2018, compared with $14.2 million as of December 31, 2017.

•	As of August 24, 2018, the company had 24,024,231 common shares outstanding.

About Crinetics Pharmaceuticals

Crinetics Pharmaceuticals is a clinical stage pharmaceutical company focused on the discovery, development and commercialization of novel therapeutics for rare endocrine diseases and endocrine-related tumors. The company’s lead product candidate, CRN00808, is an oral nonpeptide somatostatin agonist for the treatment of acromegaly, an orphan disease affecting more than 25,000 people in the United States. The company is also developing other oral nonpeptide somatostatin agonists for hyperinsulinism and neuroendocrine tumors, as well as an oral nonpeptide ACTH antagonist for the treatment of Cushing’s disease. Crinetics was founded by a team of scientists with a track record of endocrine drug discovery and development.

Forward-Looking Statements

Crinetics cautions you that statements contained in this press release regarding matters that are not historical facts are forward-looking statements. These statements are based on the company’s current beliefs and expectations. Such forward-looking statements include, but are not limited to, statements regarding growing the company’s operations, the anticipated timing to commence Phase 2 clinical trials for CRN00808 and plans to develop its other programs in hyperinsulinemia, neuroendocrine tumors and Cushing’s disease. The inclusion of forward-looking statements should not be regarded as a representation by Crinetics that any of its plans will be achieved. Actual results may differ from those set forth in this press release due to the risks and uncertainties inherent in Crinetics’ business, including, without limitation: potential delays in the commencement, enrollment and completion of clinical trials; the company’s dependence on third parties in connection with product manufacturing, research and preclinical and clinical testing; the success of Crinetics’ clinical trials and preclinical studies for CRN00808 and its other product candidates; regulatory developments in the United States and foreign countries; unexpected adverse side effects or inadequate efficacy of the company’s product candidates that may limit their development, regulatory approval and/or commercialization, or may result in recalls or product liability claims; Crinetics’ ability to obtain and maintain intellectual property protection for its product candidates; and other risks described under the heading “Risk Factors” in the company’s final prospectus filed with the SEC on July 18, 2018, relating to the Registration Statement on Form S-1, as amended, for the company’s initial public offering, and any subsequent filings with the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and Crinetics undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement, which is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

Contacts:

Marc Wilson

Chief Financial Officer

IR@crinetics.com

(858) 450-6464

Robert H. Uhl

Westwicke Partners

robert.uhl@westwicke.com

(858) 356-5932

CRINETICS PHARMACEUTICALS, INC.

CONDENSED CONSOLIDATED FINANCIAL STATEMENT DATA

(UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,
(in 000s, except per share data)	2018	2017	2018	2017
Consolidated Statements of Operations Data:
Grant revenues	$657	$832	$1,099	$877
Operating expenses:
Research and development	5,222	2,083	9,942	4,148
General and administrative	1,118	392	2,366	981

Total operating expenses	6,340	2,475	12,308	5,129

Loss from operations	(5,683)	(1,643)	(11,209)	(4,252)
Total other income (expense)	115	(5)	177	(2)

Net loss	$(5,568)	$(1,648)	$(11,032)	$(4,254)

Net loss per share, basic and diluted	$(2.41)	$(1.22)	$(5.28)	$(3.34)
Weighted shares outstanding, basic and diluted	2,307	1,348	2,089	1,273

			June 30,	December 31,
(in 000s)			2018	2017
Consolidated Balance Sheet Data:
Cash and cash equivalents			$68,408	$14,192
Working capital			$64,306	$14,268
Total assets			$74,703	$15,598
Total liabilities			$6,905	$920
Convertible preferred stock			$92,975	$29,700
Accumulated deficit			$(27,297)	$(16,265)
Total stockholders’ equity (deficit)			$(25,177)	$(15,022)